Exhibit 10.1

PURCHASE AGREEMENT

$500,000,000

Talos Production Inc. 12.000% Second-Priority Senior Secured Notes due 2026

Purchase Agreement

December 17, 2020

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Talos Production Inc., a Delaware corporation (the “Company”), and a wholly owned subsidiary of Talos Energy Inc., a Delaware corporation (the “Parent”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $500,000,000 principal amount of the Company’s 12.000% Second-Priority Senior Secured Notes due 2026 (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of January 4, 2021 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), and will be guaranteed on a senior unsecured basis by Parent and on a second-priority senior secured basis by each of the Guarantors other than Parent (the “Subsidiary Guarantors”) (the “Guarantees,” and together with the Notes, the “Securities”).

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Offering Memorandum and Transaction Information.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated December 14, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Company intends to use the proceeds of the offering of the Notes to redeem all of the Company’s and Talos Production Finance Inc.’s (“Finco”) existing 11.00% Second-Priority Senior Secured Notes due 2022 (the “Existing 11.00% Notes”) and pay all accrued and unpaid interest on the Existing 11.00% Notes to, but excluding, the redemption date, and the applicable redemption premium, in accordance with the indenture governing the Existing 11.00% Notes (the “Existing Indenture”), and simultaneously to discharge the Company’s and Finco’s obligations with respect to the Existing 11.00% Notes and the indenture governing the Existing 11.00% Notes in accordance with the terms of that indenture (collectively, the “Transactions”).

The Securities will be secured by a second-priority lien and security interest, subject to Permitted Liens (as defined below), on substantially all of the tangible and intangible assets of the Company and the Subsidiary Guarantors, now owned or hereafter acquired by the Company and any Subsidiary Guarantor, that secure obligations under the Credit Agreement, dated as of May 10, 2018 among the Parent, as holdings, the Company, as borrower, the several lenders from time to time party thereto, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (in such capacities, the “Credit Agreement Agent”), issuing bank and swingline lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) on a first-priority basis, subject to certain exceptions described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”). The

Collateral shall be described in: (a) with respect to the interests of the Company and the Subsidiary Guarantors in certain real property (the “Mortgaged Property”), and certain personal property, mortgages and deeds of trust encumbering the Mortgaged Property to be delivered as required by the Indenture (collectively, the “Mortgages”), and (b) with respect to personal property that constitutes Collateral, a collateral agreement by the Company and each Subsidiary Guarantor in favor of the Collateral Agent (as defined below) (the “Collateral Agreement”), each to be delivered to the Trustee on the Closing Date (as defined below), granting a second-priority security interest in the Collateral, subject to Permitted Liens, for the benefit of the Trustee, the Collateral Agent and each holder of the Securities (collectively, the “Secured Parties”) and the successors and assigns of the foregoing. The term “Collateral Documents,” as used herein, shall mean the Mortgages, the Collateral Agreement, any control agreements and all other collateral-related documents contemplated by the Offering Memorandum to be entered into on or after the Closing Date. The rights of the holders of the Securities with respect to the Collateral shall be further governed by that certain Intercreditor Agreement, dated as of May 10, 2018, among the Credit Agreement Agent, Wilmington Trust, National Association, acting in its capacity as collateral agent under the Existing Indenture, and the other parties from time to time party thereto, which shall be joined by the Collateral Agent on the Closing Date (the “Intercreditor Agreement”).

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date and in a form reasonably acceptable to the Representative (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement and the related Guarantees.

2. Purchase and Resale of the Securities.

(a) The Company agrees to issue and sell the Notes to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 89.00% of the principal amount thereof plus accrued interest, if any, from January 4, 2021 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(h), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at 10:00 A.M., New York City time, on January 4, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(f) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(g) The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company and the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their respective agents and representatives (other than a communication referred to in clauses

(i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position, operations and the changes in cash flows of the entities purported to be shown thereby and each of their respective subsidiaries at the dates and for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, including (for periods after February 28, 2017) the requirements of “fresh start” accounting; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Parent and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) No Material Adverse Change. Except as disclosed in the Time of Sale Information and the Offering Memorandum, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or business prospects of the Parent and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, long-term indebtedness, net current assets or net assets of the Parent and its subsidiaries, (iv) there has been no obligation, direct or contingent, that is material to the Parent or any of its subsidiaries taken as a whole, incurred by the Parent or any of its subsidiaries, except obligations incurred in the ordinary course of business and (v) neither the Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f) Good Standing of the Parent. The Parent has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease or operate its properties and assets, conduct its business as described in the Time of Sale Information and the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Parent is duly qualified or licensed to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a material adverse effect on the management, condition (financial or otherwise), results of operations, business, properties or business prospects of the Parent and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Collateral Documents (a “Material Adverse Effect”).

(g) Subsidiaries. Each subsidiary of the Parent has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite power and authority, as applicable, to own, lease and operate its properties and assets and conduct its business as described in the Time of Sale Information and the Offering Memorandum, except where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Parent is duly qualified or licensed to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Parent has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Parent, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Credit Agreement and the Existing Indenture. The Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement except for subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(h) Capitalization. The Parent has the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to either of the Credit Agreement or the Existing Indenture (the “Existing Indebtedness”), as described in each of the Time of Sale Information and the Offering Memorandum.

(i) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities (including the related Guarantees), the Registration Rights Agreement, and each of the Collateral Documents to the extent a party thereto (collectively, the “Transaction Documents”), including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Collateral Documents and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby has been or will be (as of the date on which it executed such document or will execute and deliver such document) duly and validly taken.

(j) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) relating to enforceability (collectively, the “Enforceability Exceptions”); and on Closing Date the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k) The Securities. The Notes have been, or prior to the Closing Date will be, duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been, or prior to the Closing Date will be, duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related Guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(n) Credit Agreement. The Credit Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(o) Collateral Documents and Intercreditor Agreement. Each of the Collateral Documents and the Intercreditor Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors, to the extent a party thereto, and on the Closing Date, each of the Collateral Documents will be duly executed and delivered by the Company and each of the Subsidiary Guarantors, to the extent a party thereto, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, to the extent a party thereto, enforceable against the Company and each of the Subsidiary Guarantors, to the extent a party thereto, in accordance with its terms, subject to the Enforceability Exceptions.

(p) Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum. The Collateral conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(q) Collateral Documents, Financing Statements and Collateral.

(i)

Upon execution and delivery, the Mortgages will be effective to grant a legal, valid and enforceable mortgage lien or security title and security interest on all of the applicable mortgagor’s right, title and interest in the Mortgaged Property. When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable second-priority lien on and security interest in the related Mortgaged Property in favor of the Collateral Agent for the benefit of itself and the other Secured Parties, subject only to Permitted Liens (as defined below) or liens and encumbrances expressly set forth as an exception to the policies of title insurance, if any, obtained to insure the lien of each Mortgage with respect to each Mortgaged Property (such encumbrances and exceptions, the “Permitted Exceptions”), and to the Enforceability Exceptions;

(ii)

Upon execution and delivery, the Collateral Agreement will be effective to grant a legal, valid and enforceable lien on and security interest in all of the grantor’s right, title and interest in the Collateral (other than the Mortgaged Property);

(iii)

Upon due and timely filing and/or recording of the financing statements, fixture filing statements and Mortgages, as applicable, with respect to the Collateral described in the Collateral Agreement and the Mortgages (the “Personal Property Collateral”), the security interests granted thereby will constitute valid, perfected second-priority liens and security interests in the Personal Property Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of financing statements, fixture filing statements and Mortgages, in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties, and such security interests and liens will be enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to liens expressly permitted to be incurred or to exist on the Collateral under the Indenture (“Permitted Liens”);

(iv)

Upon execution and delivery by the parties thereto of any required control agreements, the liens and security interests in deposit accounts, securities accounts and commodities accounts granted pursuant to the Collateral Agreement and the Mortgages will constitute valid, perfected second-priority liens and security interests in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties, enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to Permitted Liens; and

(v)

The Company and its subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Exceptions and the Permitted Liens.

(r) No Violation or Default. Neither the Parent nor any of its subsidiaries is (i) in violation of its respective charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any property or asset of the Parent or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clause (i) above after giving effect to the repayment and termination of the Existing Indenture, and (B) in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable fixture filing statements relating to the real property covered by the Mortgages or the filing of any applicable financing statements pursuant to the Collateral Agreement), the issuance and sale of the Notes and the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Mortgages, the Collateral Agreement any control agreements and the other Collateral Documents, and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any property, right or asset of the Parent or any of its subsidiaries is subject (other than any lien or encumbrance created or imposed pursuant to the Collateral Documents or the collateral documents relating to the Credit Agreement), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Parent or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable fixture filings relating to the real property covered by the Mortgages or the filing of any applicable financing statements pursuant to the Collateral Agreement), the issuance and sale of the Notes and the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Mortgages, the Collateral Agreement the control agreements and the other Collateral Documents and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities (including the related Guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (iii) to perfect the Trustee’s or the Collateral Agent’s security interests granted pursuant to the Mortgages and the Collateral Agreement.

(u) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Parent or any of its subsidiaries is or may be a party or to which any property of the Parent or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Parent or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Parent, the Company and each of the Guarantors, contemplated or threatened by any governmental or regulatory authority.

(v) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Parent and its subsidiaries, Deloitte & Touche LLP, who have certified certain financial statements of ILX Holdings, LLC, a Delaware limited liability company (“ILX Holdings”), and ILX Holdings II, LLC, a Delaware limited liability company (“ILX Holdings II,” and together with ILX Holdings, the “ILX Sellers”), and BDO, USA LLP, who have certified certain financial statements of Castex Energy 2014, LLC, a Delaware limited liability company, and Castex Energy 2016, LP, a Delaware limited partnership, are each independent public accountants with respect to the Parent and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Reserve Engineer. Netherland, Sewell & Associates, Inc. (“NSAI”), who has delivered the letter referenced to in Section 6(g) hereof, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Parent.

(x) Reserve Report. The oil and natural gas reserve estimates of the Parent and its subsidiaries contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum are derived from reports that have been audited by NSAI; and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Parent and its subsidiaries, at the dates indicated therein and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies applied on a consistent basis throughout the periods covered. The information provided to NSAI by the Parent and its subsidiaries, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made and was provided to NSAI accordance with all customary industry practices.

(y) Title to Real and Personal Property. The Parent and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are described in or referred to in the Mortgages and all other real and personal property that are material to the business of the Parent and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for Permitted Exceptions, in the case of Mortgaged Properties, and, in the case of all other real and personal property, those that (i) do not materially interfere with the use made and proposed to be made of such property by the Parent and its subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Intellectual Property. The Parent and its subsidiaries own, possess or have the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how, rights in confidential information and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them in the Time of Sale Information and the Offering Memorandum, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. The Parent and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Parent and its subsidiaries could reasonably be expected to have a Material Adverse Effect.

(aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Parent or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Parent or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(bb) Investment Company Act. Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, required to be registered as an “investment company” or will be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Taxes. The Parent and each of its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have paid all material taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Parent), and no material tax deficiency has been, or is reasonably expected to be, asserted against the Parent or any of its subsidiaries.

(dd) Licenses and Permits. The Parent and each of its subsidiaries possess all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business in the manner described in the Time of Sale Information and the Offering Memorandum to be conducted by them, except where the failure to possess such Licenses would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Parent or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) No Labor Disputes. Except as disclosed in the Time of Sale Information and the Offering Memorandum, no labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent or any of its subsidiaries, is imminent that could have a Material Adverse Effect.

(ff) Certain Environmental Matters. Except for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Time of Sale Information and the Offering Memorandum, (a) the Parent and each of its subsidiaries (i) is in compliance with all, and has not violated any, applicable foreign, federal, state or local statutes, laws, rules, regulations, judgments, orders, decrees, ordinances, codes or other legally binding requirements (including common law) relating to pollution, the protection of the environment (including natural resources) or human health or safety (to the extent such health or safety relates to exposure to Hazardous Substances, as defined below), or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (collectively, “Environmental Laws”), (ii) has timely applied for or received and, to the extent received, is in compliance with all, and has not violated any, permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as it is currently being conducted; and (iii) has not received written notice of any pending or threatened violation of, or liability under, any Environmental Law and, to the knowledge of the Parent and each of its subsidiaries, there is no event or condition that would reasonably be expected to result in the receipt of any such notice; and (b) there are no costs or liabilities arising under Environmental Laws with respect to the operations of the Parent and each of its subsidiaries. Except as disclosed in the Time of Sale Information and the Offering Memorandum, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Parent or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (y) none of the Parent or any of its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means any chemical, pollutant, contaminant, solid or hazardous waste, toxic substance, hazardous substance, petroleum and petroleum product.

(gg) Compliance with ERISA. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “employee benefit plan” (as defined in Section 3(3) of ERISA) with respect to which Parent or any of its subsidiaries could have any liability (each an “Employee Benefit Plan”), and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified and nothing has occurred since the date of such qualification which could reasonably be expected to result in the loss of such qualification; (ii) each of Parent and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither Parent nor any of its subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) each Employee Benefit Plan is in and has been operated in compliance with all applicable laws, including but not limited to ERISA and the Code; (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists with respect to each Employee Benefit Plan that would subject Parent or any of its subsidiaries to any tax, fine, lien, penalty or liability imposed by ERISA or the Code; (vi) no non-exempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan; and (vii) neither Parent nor any of its subsidiaries have incurred or would reasonably be expected to incur any liability under Title IV of ERISA .

(hh) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Time of Sale Information and the Offering Memorandum, the Parent, its subsidiaries and the Parent’s Board of Directors are in compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations promulgated therewith and all applicable rules of the New York Stock Exchange. The Parent maintains a system of internal controls, including, but not limited to, disclosure controls and procedures and internal controls over accounting matters and financial reporting (collectively, “Internal Controls”) that comply with Sarbanes-Oxley, the Exchange Act, the Securities Act, the rules and regulations of the Commission, and, as applicable, the New York Stock Exchange, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Parent and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no material weakness or significant deficiencies in the Internal Controls.

(ii) Insurance. The Parent and each of its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company and each Guarantor believe are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Parent and each of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Parent and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Parent nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Information and the Offering Memorandum.

(jj) No Unlawful Payments. Neither the Parent nor any of its subsidiaries, nor any director or officer thereof, nor to the Parent’s or each of the Subsidiary Guarantor’s knowledge, any employee, agent, representative or partner of the Parent or its subsidiaries, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person, including to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office), to influence official action or secure an improper advantage or (ii) violated, or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or commited an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Parent and its subsidiaries and, to the knowledge of the Parent and the Subsidiary Guarantors, affiliates that are controlled by the Parent have, in the past five years, have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein.

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Parent or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Parent, Company or any of the Guarantors, threatened.

(ll) No Conflicts with Sanctions Laws. Neither the Parent nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Parent, the Company or any of the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Parent or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and neither the Parent nor the Company will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or

(iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

(mm) Solvency. On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance and sale of the Notes, the issuance of the Guarantees and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Notes and the issuance of the Guarantees as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(nn) No Restrictions on Subsidiaries. No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Information, the Offering Memorandum (exclusive of any amendment or supplement thereto) and the Credit Agreement or that will be permitted by the Indenture.

(oo) No Broker’s Fees. Neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(qq) No Integration. Neither the Company nor its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(rr) No General Solicitation or Directed Selling Efforts. Neither the Parent nor any of its affiliates nor any other person acting on its behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ss) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(tt) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Securities.

(uu) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused such Issuer or such Guarantor to believe that the third-party statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(xx) Cybersecurity; Data Protection. (i)(A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Parent’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Parent or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Parent and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Parent and each of its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Parent and each of its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Parent and each of its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practice, or as required by applicable regulatory standards.

4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Parent is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Issuer. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. Neither the Parent nor any of its affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p) Perfection of Security Interests. The Issuer and each Guarantor (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date certificates of an executive officer of the Company and of each Guarantor who has specific knowledge of such Issuer’s or such Guarantor’s financial matters that is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and (ii) confirming that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects (except that such materiality qualifier shall not apply to any representation and warranty that is by its terms qualified as to materiality or Material Adverse Effect) and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, each of Ernst & Young LLP, Deloitte & Touche LLP and BDO, USA LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Reserve Engineer Letter. On the date of this Agreement and on the Closing Date, NSAI shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the information with respect to the Parent’s and its subsidiaries and the ILX Sellers’ estimated oil, natural gas and NGL reserves in the Time of Sale Information and the Offering Memorandum and other customary matters.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(h) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Parent and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Trustee and the Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(m) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(n) Lien Searches. The Representative shall have received the results of a recent lien search in each of the jurisdictions where assets of the Company and the Guarantors are located and any jurisdictions in which valid filings with respect to such assets of the Company and the Guarantors may be in effect, and such search shall reveal no liens on any of the assets of the Company and the Guarantors or their respective subsidiaries except for Permitted Exceptions, Permitted Liens or liens with respect to the Existing Indebtedness.

(o) Collateral Documents. The Initial Purchasers shall have received conformed counterparts of the Collateral Agreement, Mortgages, Guarantee and each other Collateral Document (including, for the avoidance of doubt, releases of the existing mortgages under the Existing 11.00% Notes (the “Existing Mortgage Releases”) required by the Offering Memorandum to be delivered on the Closing Date, that shall have in each case been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(p) Intercreditor Agreement. The Initial Purchasers shall have received evidence, in form and substance reasonably satisfactory to the Representative, that the Notes have been designated as a “Second Lien Facility” and a “Refinancing” of the existing Second Lien Facility, and the Collateral Agent has been designated as the “Second Lien Agent”, in each case as defined in and in accordance with the Intercreditor Agreement.

(q) Filings, Registration and Recordings.

(i)

The Mortgages and Existing Mortgage Releases required to be delivered on the Closing Date shall be in form for recording in the recording office of each applicable jurisdiction where the Mortgaged Properties to be encumbered thereby are situated, and the Issuer shall have completed (or made arrangements for the completion satisfactory to the Representative) all recordings and filings of such Mortgages and Existing Mortgage Releases in the proper recorder’s offices (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second priority lien on or against such Mortgaged Properties prior and superior to the right of any other person (other than Permitted Liens); and

(ii)

except as otherwise contemplated by the Collateral Agreement, each document (including any Uniform Commercial Code financing statement and any Uniform Commercial Code financing statement termination) required by the Collateral Agreement, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date in order to create in favor of the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a perfected second-priority lien on and security interest in the Personal Property Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(r) Transactions. Concurrently with or prior to the Closing Date, the Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Information and the Offering Memorandum.

(s) Existing Indenture. The Representative shall have received evidence reasonably satisfactory to it that, substantially simultaneously with the purchase of the Securities by the Initial Purchasers, the Company shall have deposited or caused to be deposited with the trustee under the Existing Indenture an amount in immediately available funds sufficient to (i) pay in full all outstanding Existing 11.00% Notes, and all accrued and unpaid interest, premiums, fees and other amounts owing thereunder and (ii) effect the satisfaction and discharge of all obligations of the Company and the Guarantors existing under the Existing Indenture and the release of all liens securing such obligations.

(t) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of (i) the legal and marketing names of the Initial Purchasers in the Preliminary Offering Memorandum and the Offering Memorandum, (ii) the fourth and fifth sentences of the eighth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum and (iii) the paragraphs under the caption “Plan of Distribution–Stabilization” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent, the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Parent, the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Parent, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Parent, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent, the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Parent, the Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses, in each case, reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Parent, the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers up to $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date); and (x) all expenses incurred by the Parent or the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (f) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Catherine O’Donnell. Notices to the Company and the Guarantors shall be given to them at 333 Clay Street, Suite 3300, Houston, Texas 77002, Attention: General Counsel.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Talos Production Inc.
Talos Production Finance Inc.
Talos Energy Inc.
CKB Petroleum, LLC
Stone Energy Holding, L.L.C.
Talos Argo Inc.
Talos Energy Holdings LLC
Talos Energy International LLC
Talos Energy LLC
Talos Energy Offshore LLC
Talos Energy Operating Company LLC
Talos Energy Phoenix LLC
Talos ERT LLC
Talos Exploration LLC
Talos Gulf Coast LLC
Talos Gulf Coast Offshore LLC
Talos Gulf Coast Onshore LLC
Talos Oil and Gas LLC
Talos Petroleum LLC
Talos Resources LLC
Talos Third Coast LLC

By:	/s/ Shannon E. Young III
Name:	Shannon E. Young III
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By:	/s/ Hunter Bollman
Name:	Hunter Bollman
Title:	Vice President

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities LLC	$112,500,000
Goldman Sachs & Co. LLC	$112,500,000
Pareto Securities(1)	$35,000,000
Natixis Securities Americas LLC	$35,000,000
TD Securities (USA) LLC	$35,000,000
Citigroup Global Markets Inc.	$30,000,000
Credit Suisse Securities (USA) LLC	$30,000,000
Keybanc Capital Markets Inc.	$25,000,000
UBS Securities LLC	$15,000,000
Capital One Securities, Inc.	$12,500,000
Mizuho Securities USA LLC	$12,500,000
Credit Agricole Securities (USA) Inc.	$4,500,000
Heikkinen Energy Securities LLC	$4,500,000
ING Financial Markets LLC	$4,500,000
Northland Securities, Inc.	$4,500,000
Regions Securities LLC	$4,500,000
Roth Capital Partners, LLC	$4,500,000
Seaport Global Securities, LLC	$4,500,000
Société Générale	$4,500,000
Stephens Inc.	$4,500,000
Stifel, Nicolaus & Company, Incorporated	$4,500,000
Total	$500,000,000

(1)	The activities of Pareto Securities AS in the United States will be effected through Pareto Securities Inc. in accordance with Rule 15a-6 under the Exchange Act.

Schedule 1

Schedule 2

Guarantors

Guarantor	Jurisdiction of Formation or Incorporation
CKB Petroleum, LLC	Delaware
Stone Energy Holding, L.L.C.	Delaware
Talos Argo Inc.	Delaware
Talos Energy Holdings LLC	Delaware
Talos Energy Inc.	Delaware
Talos Energy International LLC	Delaware
Talos Energy LLC	Delaware
Talos Energy Offshore LLC	Delaware
Talos Energy Operating Company LLC	Delaware
Talos Energy Phoenix LLC	Delaware
Talos ERT LLC	Delaware
Talos Exploration LLC	Delaware
Talos Gulf Coast LLC	Delaware
Talos Gulf Coast Offshore LLC	Delaware
Talos Gulf Coast Onshore LLC	Delaware
Talos Oil and Gas LLC	Delaware
Talos Petroleum LLC	Delaware
Talos Production Finance Inc.	Delaware
Talos Resources LLC	Delaware
Talos Third Coast LLC	Delaware

Schedule 2

Schedule 3

Subsidiaries

Subsidiary	Jurisdiction of Formation or Incorporation
ANRP (Talos DC), LLC	Delaware
CKB Petroleum, LLC	Delaware
Stone Energy Holding, L.L.C.	Delaware
Talos Argo Inc.	Delaware
Talos Energy Holdings LLC	Delaware
Talos Energy International LLC	Delaware
Talos Energy LLC	Delaware
Talos Energy Offshore LLC	Delaware
Talos Energy Operating Company LLC	Delaware
Talos Energy Phoenix LLC	Delaware
Talos ERT LLC	Delaware
Talos Exploration LLC	Delaware
Talos Gulf Coast LLC	Delaware
Talos Gulf Coast Offshore LLC	Delaware
Talos Gulf Coast Onshore LLC	Delaware
Talos Oil and Gas LLC	Delaware
Talos Petroleum LLC	Delaware
Talos Production Inc.	Delaware
Talos Production Finance Inc.	Delaware
Talos Resources LLC	Delaware
Talos Third Coast LLC	Delaware
Talos Energy México 2 S. de R. L. de C. V.	Mexico
Talos Energy México 7 S. de R. L. de C. V.	Mexico
Talos Energy Offshore México 2 S. de R. L. de C. V.	Mexico
Talos Energy Offshore México 7 S. de R. L. de C. V.	Mexico
Phoenix-Durango Offshore Company, S. de R.L. de C.V.	Mexico
Rio Norte Offshore Company, S. de R.L. de C.V.	Mexico
Talos International Holdings SCS	Luxembourg

Schedule 3

ANNEX A

Additional Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex A

ANNEX B

Pricing Term Sheet, dated December 17, 2020

to Preliminary Offering Memorandum dated December 14, 2020

Strictly Confidential

Talos Production Inc.

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Talos Production Inc.

Security description:	12.000% Second-Priority Senior Secured Notes due 2026

Distribution:	144A/Regulation S with registration rights

Size:	$500,000,000

Gross proceeds:	$455,000,000

Maturity:	January 15, 2026

Coupon:	12.000%

Issue price:	91.000% of face amount. The notes will be treated as issued with original issue discount. See “Certain U.S. Federal Income Tax Considerations - Payments of Interest and OID” in the Preliminary Offering Memorandum.

Yield to maturity:	14.583%

Spread to Benchmark Treasury:	+1419 bps

Benchmark Treasury:	UST 2.625% due January 31, 2026

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2021

Equity clawback:	Up to 40% at 112% prior to January 15, 2023
Optional redemption:
Make-whole call @ T+50 bps prior to January 15, 2023 then:

On or after:	Price:
January 15, 2023	106.000%
January 15, 2024	103.000%
January 15, 2025 and thereafter	100.000%

Annex B-1

Change of control:	Putable at 101% of principal plus accrued and unpaid interest

Trade date:	December 17, 2020

Settlement:	January 4, 2021 (T+10). It is expected that delivery of the notes will be made against payment therefor on or about January 4, 2021, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next seven business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next ten business days should consult their own advisors.

CUSIP:	144a: 87485LAA2 Reg S: U83037AA6

ISIN:	144a: US87485LAA26 Reg S: USU83037AA61

Denominations/Multiple:	$2,000 x 1,000

Ratings*:	Moody’s B3 / S&P B+ / Fitch B

Joint Active Bookrunning Managers:	J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

International Bookrunners:	Pareto Securities Natixis Securities Americas LLC TD Securities (USA) LLC

Bookrunners:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Keybanc Capital Markets Inc. UBS Securities LLC Capital One Securities, Inc. Mizuho Securities USA LLC

Senior Co-Managers:

Credit Agricole Securities (USA) Inc.

Heikkinen Energy Securities LLC

ING Financial Markets LLC

Northland Securities, Inc.

Regions Securities LLC

Roth Capital Partners, LLC

Seaport Global Securities, LLC

Société Générale

Stephens Inc.

Stifel, Nicolaus & Company, Incorporated

Annex B-2

Additional changes from the Preliminary Offering Memorandum

In addition to the pricing information set forth above, the Preliminary Offering Memorandum will be updated to reflect the following:

Use of Proceeds

Estimated net proceeds to the Issuer from the offering of notes will be approximately $445,000,000 million, after deducting the Initial Purchasers’ discounts and other estimated offering fees and expenses. The Company intends to use the net proceeds from the offering of notes to redeem all of the outstanding 11.00% Notes. The Company intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under the Bank Credit Facility.

Capitalization

The following changes will be made to the “As Adjusted” column in the capitalization table and each other location where similar amounts appear:

•	Cash and cash equivalents: $32,377

•	Bank credit facility: $491,375

•	Notes offered hereby: $500,000

•	Total long-term debt: $1,004,287

•	Total capitalization: $2,357,663

The following changes will be made to the Preliminary Offering Memorandum to delete the red stricken text (~~example of deleted text~~) and add the blue underlined text (example of added text) where indicated below:

Description of Notes

Asset Sales

The indenture will provide that the Issuer shall not, and shall not permit any Restricted Subsidiary to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (if the consideration for such Asset Sale is less than or equal to $25.0 million, as determined in good faith by the Issuer or if the consideration for such Asset Sale exceeds $25.0 million, as determined by an Independent Financial Advisor) of the assets sold or otherwise disposed of ~~and~~, (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents and (z) any grant or transfer of net profits interests or Volumetric Production Payments that constitutes an Asset Sale does not exceed the greater of (i) $250.0 million and (ii) 17.0% of the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Issuer’s and the Subsidiary Guarantors’ Proved Developed Producing Reserves, calculated in accordance with Strip Prices (determined as of the date of the definitive agreement with respect to such Asset Sale); provided that the amount of:…

Certain Definitions

“NYMEX” means the New York Mercantile Exchange.

“PDP Reserves Coverage Ratio” means, as of any date of determination, the ratio of (a) the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Issuer’s and the Subsidiary Guarantors’ Proved Developed Producing Reserves, calculated in accordance with Strip Prices, to (b) the Consolidated Total Indebtedness as of such date of determination.

Annex B-3

“Strip Prices” means, as of the last day of the Issuer’s most recently ended fiscal quarter prior to any date of determination, the forward month prices for the most comparable Hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable Hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the date of determination and (ii) as adjusted in good faith by management for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

Original Issue Discount

The notes ~~may~~will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Risk Factors

The notes will be issued with original issue discount for U.S. federal income tax purposes.

~~If the~~The notes’ stated redemption price at maturity ~~exceeds~~will exceed their “issue price,” as determined under U.S. Treasury regulations, by more than a statutory de minimis amount and, as such, the notes will be treated as issued with OID for U.S. federal income tax purposes. ~~If the notes are issued with OID~~As a result, in addition to including stated interest as ordinary interest income in accordance with a U.S. Holder’s regular method of tax accounting, each U.S. Holder must include OID in gross income as ordinary income as it accrues calculated on a constant yield to maturity method before the receipt of cash attributable to the income regardless of such U.S. Holder’s accounting method, and will generally have to include in income increasingly greater amounts of OID over the life of the notes. The rules governing instruments with OID are complex. Prospective investors should see “Certain U.S. Federal Income Tax Considerations” for additional information and are urged to consult with their own tax advisors regarding the application of such rules to the notes.

If ~~the notes are issued with OID, and~~a bankruptcy petition were filed by or against us, the allowed claim for the notes may be less than the principal amount of the notes stated in the Indenture.

Tax Consequences for U.S. Holders

Payments of Interest and OID

Stated interest on a note will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

~~Additionally, if the~~The notes’ stated redemption price at maturity ~~exceeds~~will exceed their “issue price,” as determined under U.S. Treasury regulations, by an amount equal to or more than a statutory de minimis amount (generally, 0.25% multiplied by the product of the stated redemption price at maturity and

Annex B-4

the number of complete years to maturity) and, as such, the notes will be treated as issued with OID for U.S. federal income tax purposes. The amount of OID on a note is generally equal to the excess of the note’s stated redemption price at maturity over its issue price. The stated redemption price at maturity of the notes generally is the sum of all payments to be made on the notes other than “qualified stated interest.” Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or a single qualified floating rate.

~~If the notes are issued with OID, then a~~A U.S. Holder will be required to include ~~such~~OID in gross income (as ordinary income) as such OID accrues on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such OID is attributable and regardless of the holder’s method of accounting for U.S. federal income tax purposes. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the note for each day during that taxable year on which the U.S. Holder holds such note. The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. An accrual period may be of any length and the length of the accrual periods may vary over the life of the note, provided that no accrual period may be longer than one year and each scheduled payment of interest or principal on the note must occur on either the first day or last day of an accrual period. The OID allocable to any accrual period will equal (a) the product of the “adjusted issue price” of such note as of the beginning of such period and such note’s yield to maturity (adjusted to reflect the length of the accrual period), less (b) the qualified stated interest allocable to the accrual period. The “adjusted issue price” of a note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID and decreased by the amount of payments on such note other than payments of qualified stated interest. The yield to maturity of a note generally is the discount rate that, when applied to all payments to be made under the note, produces a present value (as of the issue date) equal to the issue price of the note.

A U.S. Holder will not be required to recognize any additional income upon the receipt of any cash payment on a note that is attributable to previously accrued OID.

The rules regarding OID are complex. U.S. Holders are urged to consult their tax advisers with regard to the possibility and amount of OID.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

No PRIIPs KID: Not for retail investors in the EEA. No PRIIPs key information document (KID) has been prepared as the notes issued in this offering are not available to retail investors in the EEA.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Annex B-5

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B-6

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Annex C-1

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex C-2